Exhibit 9(b)


April 29, 1998



United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, AL  35233

Gentlemen:

    I hereby consent to the use of my opinion dated May 21, 1987 as an exhibit to the Form N-4 Registration Statement for United Investors Annuity Variable Account (No. 33-12000 and 811-5013) and my name under the caption "Legal Matters" in the Statement of Additional Information contained in the Registration Statement.

                                    Very truly yours,

                                    /s/ James L. Sedgwick
                                    -----------------------
                                    James L. Sedgwick, Esq.
                                    President

JLS:dk